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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "AGREEMENT") is made and entered into on this 27th day of February, 2003 and effective as of the 1st day of January, 2003, by and between Equity Marketing, Inc., a Delaware corporation (the "COMPANY"), and Donald A. Kurz ("EXECUTIVE").

1.       ENGAGEMENT AND DUTIES.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as an officer of the Company, with the title and designation "Chairman of the Board and Chief Executive Officer." Executive hereby accepts such engagement and employment.

         (b) During the term of this Agreement, the Executive, as Chairman of the Board and Chief Executive Officer of the Company, shall report only to the Board, and his powers and authority shall be and remain superior to those of any other officer or employee of the Company. The Company shall use its best efforts to have the Executive elected as a Director of the Company and, if elected, the Executive agrees to serve as a Director of the Company without additional compensation. The Executive shall, subject to the direction and control of the Board, have general and active supervision and control of the business and affairs of the Company and active direction over the conduct of its business and shall perform all duties and enjoy all powers commonly incident to the positions of Chairman and Chief Executive Officer and otherwise as may be delegated to him from time to time by the Board; provided, however, that in no event shall the scope of the Executive's duties or the extent of the Executive's responsibilities be substantially different from the Executive's current duties and responsibilities.

         (c) Executive agrees to devote his full-time business time, energy and efforts to the business of the Company and will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.

         (d) For so long as Executive is employed by the Company or is receiving severance under Section 5(a) or Section 5(c) of this Agreement, Executive shall not, directly or indirectly, as owner, partner, joint venturer, shareholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the development, design, manufacture, sale,

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marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, current, proposed or anticipated products or services of the Company Group, in any geographic area where, prior to or at the time of the termination of his employment, the business of the Company Group was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that the Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. Subject to the foregoing prohibition and provided such services or investments do not violate any applicable law, regulation or order, or interfere in any way with the faithful and diligent performance by Executive of the services to the Company otherwise required or contemplated by this Agreement or duly requested by the Board, the Company expressly acknowledges that Executive may:

                  (i) make and manage personal business investments of Executive's choice without consulting the Board;

                  (ii) serve in any capacity with any civic, educational, charitable or trade organization; and

                  (iii) serve as a member of the board of directors of other companies or businesses with the approval of the Board, which approval will not be unreasonably withheld.

2.       DEFINITIONS.

         For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "BOARD" shall mean the Board of Directors of the Company, not including Executive.

         "CHANGE OF CONTROL" shall be deemed to have occurred if:

         (a) any Person (other than the Executive, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

         (b) during any period of twenty-four (24) consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company's

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stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least one-half (1/2) of the Board of Directors;

         (c) the stockholders of the Company approve (i) a plan of complete liquidation of the Company; or (ii) the sale or other disposition by the Company of all or substantially all of the Company's assets; or

         (d) the consummation of a merger, consolidation or reorganization of the Company with any other entity other than:

                  (i) a merger, consolidation or reorganization which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger, consolidation or reorganization; or

                  (ii) a merger, consolidation or reorganization which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity immediately after such merger, consolidation or reorganization.

In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger, consolidation or reorganization (determined without taking into account any stockholder's properly exercising appraisal or similar rights) become stockholders by the terms of such merger, consolidation or reorganization, and the phrase "directors of the Company (who were directors immediately prior thereto)" shall include only individuals who were directors of the Company at the beginning of the twenty-four (24) consecutive month period preceding the date of such merger, consolidation or reorganization.

         "COMPANY GROUP" shall mean the Company, including all parent, subsidiary and affiliated entities, and each Person with respect to which the Company directly or indirectly has Control.

         "COMPENSATION COMMITTEE" shall mean the members of the Board who have been appointed by the Board to determine compensation issues relating to the Company.

         "CONSULTING PERIOD" shall mean that period of time following the termination of Executive's employment with the Company during which Executive serves as a Consultant to

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the Company and as specifically defined in the Consulting Agreement, which is attached hereto as Exhibit "A".

         "CONSUMER PRICE INDEX ADJUSTMENT" shall be determined as follows: the Consumer Price Index for the Los Angeles - Riverside - Orange County, CA (All Items), as published by the United States Department of Labor, Bureau of Labor Statistics (1982-84=100) (the "INDEX") which is most recently available at the commencement of the new year (the "NEW INDEX") shall be compared with the Index most recently available twelve months prior to the New Index (the "PREVIOUS INDEX"). If the New Index has increased over the Previous Index, the Consumer Price Index Adjustment shall be set by multiplying the Base Rate of the prior year by a fraction, the numerator of which is the New Index and the denominator of which is the Previous Index; provided, however, that if the Index is changed so that the base year used for the New Index differs from that used for the Previous Index, the New Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics.

         "CONTROL" shall mean, with respect to any Person, (i) the beneficial ownership of any of the outstanding voting securities of such Person, or (ii) the power, directly or indirectly, by proxy, voting trust or otherwise, to elect any of the outstanding directors, trustees or other managing persons of such Person.

         "EMPLOYMENT COMMENCEMENT DATE" shall mean January 1, 2003.

         "EMPLOYMENT TERM" shall mean January 1, 2003 through December 31, 2004. Upon the termination of Executive's employment with the Company (whether or not during the Employment Term), except in circumstances in which the employment is terminated For Cause, due to Executive's death, or by reason of a disability which renders Executive unable to consult, the Executive shall be retained by the Company as a consultant for a period of two (2) years pursuant to the terms and conditions of the Consulting Agreement that is attached to this Agreement as Exhibit "A"; provided, however, that if the employment is terminated Other Than For Cause pursuant to Section 4(d) or following a Change of Control (whether or not as a result of such event) Executive may elect within 30 days of such termination not to be engaged as a Consultant for the Company and in such event, the provisions of the Consulting Agreement shall not be binding upon either Executive or the Company.

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         "FOR CAUSE" shall mean, in the context of a basis for termination of
Executive's employment with the Company, that:

         (a) Executive materially breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from the Company (except for breaches of Sections 1(d), 6 or 7 of this Agreement, which cannot be cured and for which the Executive shall have no opportunity to cure);

         (b) Executive is grossly negligent in the course of providing services to the Company, or commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust against the Company;

         (c) Executive is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud or felony under federal or applicable state law;

         (d) Executive commits any act or acts of personal conduct that, following due investigation and determination by the Board of probable cause, gives rise to a likelihood of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities with respect to subordinate employees; or

         (e) Executive commits continued and repeated material violations of specific directions of the Board, which directions are consistent with past practices of the Board with respect to governance matters, with this Agreement and with Executive's position as a chief executive officer, or continued and repeated substantive failure to perform duties assigned by or pursuant to this Agreement; provided that no termination shall be deemed For Cause under this subsection unless Executive first receives written notice from the Company advising him of the specific acts or omissions alleged to constitute violations of written directions or a material failure to perform his duties, and such violations or material failure continue after he shall have had a reasonable opportunity to correct the acts or omissions so complained of.

         "OTHER THAN FOR CAUSE" shall mean, in the context of termination of Executive's employment with the Company, any termination by the Company other than pursuant to Sections 4(a), (b), (c) or (e) hereof.

         "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

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3.       COMPENSATION; EXECUTIVE BENEFIT PLANS.

         (a) Base Salary. The Company shall pay to Executive a base salary (the "BASE SALARY") at an annual rate of $500,000 during the Employment Term. The Base Salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to other executive officers of the Company. Commencing January 1, 2004, the Base Salary shall be adjusted upward annually in an amount at the sole discretion of the Compensation Committee; provided, however, that such upward annual adjustment shall be greater than or equal to the Consumer Price Index Adjustment.

         (b)      Bonus.

                  (i) Annual Financial Performance Bonus. Executive shall be eligible to receive an annual financial incentive bonus no later than 90 days after the end of each year that is included within the Employment Term. Such bonus shall consist of two components: the "NET INCOME BONUS" and the "OPERATING EARNINGS BONUS." The Net Income Bonus shall be 20% of the Base Salary for the applicable year if the Company's Net Income exceeds zero dollars. Executive shall not receive such Net Income Bonus if Net Income is equal to or less than zero dollars. For purposes of this Agreement, "NET INCOME" shall be defined as net income as reported in the Company's financial statements for the applicable year as determined in accordance with United States generally accepted accounting principles as in effect at that time. The Operating Earnings Bonus shall be based upon the targeted, pre-bonus, pre-tax earnings of the Company as approved by the Board at the beginning of the calendar year and as set forth in the Company's business or operating plan for such year prepared in the ordinary course of business, exclusive of extraordinary or nonrecurring items (as defined and approved by the Board) (the "EARNINGS TARGET"). The Operating Earnings Bonus shall be 30% of the Base Salary for the applicable year if the Company's Operating Earnings equal or exceed 140% of the Earnings Target. The Operating Earnings Bonus shall be 15% of the Base Salary for the applicable year if the Company's Operating Earnings are equal to 100% of the Earnings Target. If the Operating Earnings are between 100% and 140% of the Earnings Target, the Operating Earnings Bonus shall be prorated between 15% and 30% of the Base Salary. If the Operating Earnings are between 80% and 100% of the Earnings Target, the Operating Earnings Bonus shall be prorated between 0% and 15% of the Base Salary. Executive shall not receive such Operating Income Bonus if the Operating Earnings are equal to or less than 80% of the Earnings Target.

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For purposes of this Agreement, "OPERATING EARNINGS" shall be defined as income from operations before interest, taxes, bonuses and extraordinary or nonrecurring items (as approved and defined by the Board) in accordance with the Company's historic and customary practice.

                  (ii) Annual Strategic Performance Bonus. Subject to the discretion of the Compensation Committee of the Board, after consultation with the Board, the Company may pay Executive an annual strategic performance bonus, after taking into account the Company's long-term prospects and position and the accomplishment of strategic goals as devised by mutual agreement of the Board and Executive. Such annual bonus shall not exceed 50% of the Base Salary.

                  (iii) Stock Options. During each year of the Employment Term and at the same time as the annual award of options to other officers and directors of the Company (currently each May), Executive shall receive a grant of a minimum of 50,000 options (subject to such adjustments as the Compensation Committee may reasonably deem appropriate in the event of a stock issuance, reorganization, stock split, stock dividend, exchange of shares or similar change affecting Common Stock) to purchase Common Stock ("OPTIONS") with a four
(4) year vesting schedule and subject to the terms, conditions and limitations contained in the applicable plan for such grant. The exercise price of such Options shall be the fair market value of the Common Stock on the date of grant as defined in the applicable plan for such grant.

         (c) Reimbursement. Executive shall be entitled to reimbursement from the Company for the reasonable costs and expenses that he incurs in connection with the performance of his duties and obligations under this Agreement in a manner consistent with the Company's practices and policies for reimbursements for chief executive officers.

         (d) Additional Reimbursement. During the Term of this Agreement, the Company shall reimburse Executive on a basis comparable to the current practice of the Company, for leasing garage space, telephone and home office equipment for his use in performing his employment duties and obligations under this Agreement.

         (e) Group Benefit Plans. Executive shall be eligible to participate in the Company's group health, dental, life, disability, retirement (including 401(k)) and pension benefit plans, subject to the terms, conditions and limitations contained in the applicable plan documents and insurance policies.

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         (f)      Vacation. Executive shall be entitled to four weeks of paid vacation each year during the term of this Agreement. Any vacation time shall be scheduled to minimize interference with the exercise of Executive's duties under this Agreement.

         (g) Insurance. During the term of this Agreement, the Company shall pay the Executive such additional amounts on an after-tax basis as are required for the Executive to maintain and pay all premiums on (i) supplemental disability insurance paying at least $20,625 per month, and (ii) term life insurance having a face value payable on death of no less than $3 million, net of all loans or encumbrances, on the life of the Executive with the Executive (or his estate) as beneficiary with a minimum 10-year term, constant annual premiums.

         (h) Withholding. The Company may deduct from any compensation payable to Executive the minimum amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments.

         (i) Fringe Benefits. Executive shall be entitled to an automobile allowance of $1,600 per month through the date his employment is terminated. The automobile allowance shall be paid in a manner consistent with the Company's practices and policies therefor. During the Employment Term, Executive shall also be entitled to reimbursement for expenses of first class travel and hotel accommodations while traveling on Company business in accordance with the policies of the Company as in effect from time to time. The Company agrees to reimburse Executive for the cost of one physical exam in accordance with the past practice of Executive per calendar year with Executive's choice of physician only to the extent such cost is not paid by Executive's health insurance benefits at the Company. The Company agrees to reimburse Executive up to a total of $25,000 for the cost of reasonable attorneys' fees incurred in connection with the preparation of this Agreement and in connection with the preparation of an updated estate plan.

         (j) Buy-Down Payments. In consideration of the change in terms of the Consulting Agreement entered into concurrently herewith from the terms of that certain Consulting Agreement dated as of January 1, 1999 between Executive and the Company, the Company shall pay to Executive the gross amount of $450,000 in four equal installments of $112,500 each on the last business day of each calendar quarter during 2003 (the "BUY-DOWN PAYMENTS"); provided, however, that Executive must be employed pursuant to this Agreement on the date of

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each such installment payment or his right to receive that and any remaining
Buy-Down Payments shall be forfeited unless Executive's Employment was terminated Other Than For Cause. The Buy-Down Payments shall be subject to withholding as provided in subsection (h) above.

4.       TERMINATION OF EMPLOYMENT.

         Executive's employment pursuant to this Agreement shall commence on the Employment Commencement Date and shall terminate on the earliest to occur of the following:

         (a)      upon the death of Executive;

         (b) upon delivery to Executive of written notice of termination by the Company if Executive shall suffer a physical or mental disability which renders Executive unable to perform his duties and obligations under this Agreement for at least 120 days, whether or not consecutive, in any 12-month period;

         (c) upon delivery to Executive of written notice of termination by the Company For Cause;

         (d) upon delivery to Executive of written notice of termination by the Company Other Than For Cause; or

         (e) upon the earlier to occur of the end of the Employment Term or the first anniversary of a Change of Control.

5.       SEVERANCE COMPENSATION.

         (a) If Executive's employment is terminated pursuant to Section 4(a) (death) or Section 4(b) (disability), the Company shall pay to the Executive or his estate his full Base Salary through the end of the month of Executive's death or disability, and Executive or his estate shall be entitled to a prorated share of any bonus or benefits as provided under Section 3 hereof for the calendar year during which his death or disability occurred. Notwithstanding the foregoing, if (i) Executive's employment is terminated due to a disability, and (ii) Executive is denied all or some disability benefits under the applicable disability policy, then Executive shall be entitled to continue to receive his Base Salary from the Company in accordance with Section 3(a) of this Agreement through the end of the Employment Term, payable at the same time and in the same manner as if Executive's employment had not terminated. Any disability benefits that Executive does receive shall be offset against any amounts payable to Executive pursuant to

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this Section. Executive agrees to cooperate fully with the Company and the disability insurance carrier with respect to any claim for disability benefits.

         (b) If Executive's employment is terminated pursuant to Section 4(c) (by the Company For Cause), Executive's Base Salary and all benefits under
Section 3 shall cease as of the date of termination, and Executive shall not be entitled to any bonus for the calendar year during which his employment shall be terminated or at any time thereafter. In the event of termination of Executive's employment pursuant to Section 4(c) (by the Company For Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due Executive the loss and damage, if any, which shall have been suffered by the Company as a result of the acts or omissions of Executive giving rise to termination under Section 4(c). The foregoing shall not be construed to limit any cause of action, claim or other rights which the Company may have against Executive in connection with such acts or omissions.

         (c) If Executive's employment is terminated pursuant to Section 4(d) (by the Company Other Than For Cause) prior to the end of the Employment Term, Executive shall be entitled to continue to receive (i) his Base Salary in accordance with Section 3(a) of this Agreement, (ii) double the Annual Financial Performance Bonus in accordance with Section 3(b)(i) of this Agreement, and
(iii) the benefits provided under Sections 3(e), 3(g) and 3(i) of this Agreement, through the end of the Employment Term, payable at the same time and in the same manner as if Executive's employment had not terminated. If for some reason the Executive is not eligible to participate in the Company's group plans, the Company shall pay the COBRA premiums associated with Executive's obtaining comparable benefits. Executive shall have no duty to seek other employment upon such termination, and if Executive does so, any income therefrom, including any amounts payable under the Consulting Agreement, shall not be credited against amounts due hereunder.

         (d) If Executive terminates his employment in breach of this Agreement prior to the end of the Employment Term, Executive shall as of the date of termination cease to be entitled to Base Salary, benefits or bonuses. In addition, the Company shall be entitled to seek any other available remedies pursuant to this Agreement or otherwise for such breach, and to offset against any amounts due Executive any damages suffered as a result of such breach.

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         (e)      Executive acknowledges that the Company has the right to
terminate Executive's employment Other Than For Cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between the Company and Executive. Accordingly, in the event of such termination, Executive shall be entitled only to the compensation and benefits specifically provided for in this Agreement and the Consulting Agreement, if applicable, in the event of such termination, and shall not have any other rights to any compensation or damages from the Company for breach of contract.

         (f) Executive acknowledges that in the event of termination of his employment for any reason, he shall not be entitled to any severance or other compensation from the Company except as specifically provided in this Section 5 or in the Consulting Agreement. Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company which provides for severance to its officers or employees, and Executive shall not be entitled to any benefits under any such plan or policy.

6.       COVENANT NOT TO SOLICIT.

         (a) During the Employment Term, any Consulting Period thereafter and through the first anniversary of the end of the Employment Term or the Consulting Period, if any, Executive will not directly or indirectly, either alone or by action in concert with others: (i) induce any employee of any member of the Company Group to engage in any activity in which Executive is prohibited from engaging by Section 1(d) of this Agreement or to terminate his or her employment with any member of the Company Group; or (ii) employ or offer employment or induce any Person to employ or offer employment to anyone who is or was within the 12 months prior to the date of the proscribed action employed by any member of the Company Group; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relationship of any member of the Company Group to discontinue or reduce its business with any member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and any member of the Company Group; or (iv) solicit or accept any business whatsoever from any of the customers with which the Company did business during the Executive's engagement or employment by the Company. The Company's current chief executive officer shall have the authority to waive the provisions of Section 6(a)(ii) insofar as it relates to the personal assistant who was assigned to Executive. (All of the provisions of this Section 6(a) shall continue to apply through any Consulting Period following

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the Employment Term and through the first anniversary of the end of the
Employment Term or the Consulting Period, as applicable (the "POST-EMPLOYMENT PERIOD")).

         (b) Executive acknowledges that the Company Group conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in Section 1(d) and in this Section 6 are reasonable and properly required for the adequate protection of the business of the Company Group. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         (c) If any portion of the restrictions set forth in Section 1(d) and in this Section 6 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (d) The existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of the restrictive covenants set forth in Section 1(d) and in this
Section 6, but such claim or cause of action shall be litigated separately.

7.       CONFIDENTIALITY.

         Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other Person, other than any member of the Company Group, any trade secrets, information or data of a proprietary or sensitive nature, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company Group generally. Executive agrees that upon termination for any reason of this Agreement, he will immediately return to the Company all such confidential memoranda, books, papers, plans, information, letters and other data of a proprietary or sensitive nature, and all copies thereof or therefrom, in any way relating to the business of the Company Group; provided, however, that Executive may retain such materials as in the reasonable discretion of the Board are required to fulfill his duties under the Consulting Agreement or as a director of the Company (retention being permitted by Executive until such time as the Board requests the return of such materials).

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Executive further agrees that he will not retain or use at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of any member of the Company Group.

8.       COPYRIGHT AND TRADEMARKS.

         (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Executive at any time during the term of this Agreement, of the term of that certain Employment Agreement dated as of October 1, 1993, of the term of that certain Employment Agreement dated as of January 1, 1997 or of the term of that certain Employment Agreement dated as of January 1, 1999, and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not, made or conceived by the Executive at any time during the term of this Agreement, of the term of that certain Employment Agreement dated as of October 1, 1993, of the term of that certain Employment Agreement dated as of January 1, 1997 or of the term of that certain Employment Agreement dated as of January 1, 1999, shall be and remain the sole property of the Company without payment of any further consideration to the Executive or any other person than as set forth herein, and each such work shall, for purposes of United States copyright law, be deemed created by the Executive pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire; and Executive agrees to assign, at the Company's expense, and the Executive does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this Section 8, "works" shall include all materials created during the term of this Agreement, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of a copyright under the United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party. Notwithstanding the foregoing, Executive is hereby notified and acknowledges that this Section

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8(a) does not apply (i) to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code and/or (ii) to any work(s) which were developed entirely on Executive's own time without using the Company's equipment, supplies, facilities, or trade secrets, except as to any of these which are related to the Company's business or actual or demonstrably anticipated research or development of the Company.

         (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Executive shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred by the Executive in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this Section 8. All registration and filing fees and similar expenses shall be paid by the Company.

9.       SPECIFIC PERFORMANCE.

         Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 1(d), 6 or 7 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In addition, the Executive recognizes that the services to be rendered by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated in damages. Consequently, in the event of a breach of this Agreement by the Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The Executive agrees that the Company also may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of the Executive to perform his agreements, representations and warranties contained in this Agreement. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

10.      RESOLUTION OF DISPUTES.

         (a) Except as provided in subsection (c) below, any controversy or claim between or among the parties, relating to Executive's employment with the Company, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9 of the United States Code), notwithstanding any choice of law provision in this Agreement, and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall be entitled to order specific performance of the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction.

         (b) All decisions of the arbitrator shall be final, conclusive and binding on all parties and shall not be subject to judicial review. All costs of the arbitration shall be borne by the party which is not the Prevailing Party (as defined in Section 11(h) of this Agreement). If required, each party shall advance 50% of any costs of the arbitration required to be advanced, subject to the right of the non-Prevailing Party to reimbursement.

         (c) Subsection (a) above does not prohibit a party from seeking and obtaining injunctive relief from a court of competent jurisdiction pending the outcome of arbitration. A party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes.

11.      MISCELLANEOUS.

         (a) Notices. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

                  (i)      If to the Company, to:

                           Equity Marketing, Inc.
                           6330 San Vicente Blvd.
                           Los Angeles, California 90048
                           Attn: General Counsel

                  (ii)     If to Executive, to:

                           Donald A. Kurz
                           xxxxxxxxxxxxxxxxxx
                           xxxxxxxxxxxxxxxxxx
                           With a copy to:

                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, California 90067
                           Attn:  Milton B. Hyman, Esq.

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) Entire Agreement. This Agreement and the concurrently executed Consulting Agreement that is attached hereto as Exhibit "A" (collectively, the "AGREEMENTS") contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of the Agreements, and any and all prior discussions, negotiations, commitments and understandings, whether oral, written or implied, related to the subject matter of the Agreements, including but not limited to that certain Employment Agreement and that certain Consulting Agreement dated as of October 1, 1993, that certain Employment Agreement and that certain Consulting Agreement dated as of January 1, 1997 and that certain Employment Agreement and that certain Consulting Agreement dated as of January 1, 1999, are hereby extinguished and superseded. No representations, oral or otherwise, express or implied, other than those contained in the Agreements have been relied upon by any party to the Agreements.

         (c) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         (d) Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

         (e) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (g) Business Day. If the last day permissible for delivery of any notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

         (h) Attorneys' Fees. If any action, proceeding or arbitration is brought to enforce or interpret any provision of this Agreement, the Prevailing Party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The "PREVAILING PARTY" is the party who would have been entitled to recover its costs under the California Code of Civil Procedure had the action been maintained in the Superior Court of California regardless of whether there is final judgment. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

         (i) Advice from Independent Counsel. The parties hereto understand that this Agreement is legally binding and may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement.

         (j) Interpretation. Should any provision of this Agreement require interpretation, it is agreed that any court or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

         (k) Survival. The termination of the Executive's employment hereunder shall not affect the enforceability of Sections 1(d), 6, 7 and 8.

         (l) Waiver of Jury Trial. IF NOTWITHSTANDING THE AGREEMENT THAT ALL DISPUTES BE SUBMITTED TO BINDING ARBITRATION, A DISPUTE IS SUBMITTED TO A COURT, EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                          COMPANY:

                                          EQUITY MARKETING, INC.

                                          By:     /s/ Teresa L. Tormey
                                              ----------------------------------
                                              Teresa L. Tormey,
                                              SVP, General Counsel and Secretary

                                          EXECUTIVE:

                                              /s/ Donald A. Kurz
                                          --------------------------------------
                                          Donald A. Kurz

                                                                     Exhibit "A"

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "AGREEMENT") is made and entered into on this 27th day of February, 2003 and effective as of the 1st day of January, 2003, by and between Equity Marketing, Inc., a Delaware corporation (the "COMPANY"), and Donald A. Kurz (the "CONSULTANT").

1.       ENGAGEMENT AND DUTIES.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to engage the Consultant; provided, however, that (i) the Company shall be under no obligation to engage the Consultant if his employment was terminated For Cause pursuant to Section 4(c) of the Employment Agreement or due to his death pursuant to Section 4(a) of the Employment Agreement; and (ii) in the event that the Consultant's employment was terminated due to a physical or mental disability pursuant to Section 4(b) of the Employment Agreement, engagement of the Consultant shall be conditioned upon his ability to render the required services hereunder. The Company acknowledges and agrees that the Consultant may render services hereunder through a "loanout" company, provided, however, that such services by the "loanout" company shall be performed by Donald A. Kurz himself and not by an assignee.

         (b) The Consultant shall be engaged to act as a financial and business consultant to the Company and to perform such other functions as may from time to time reasonably be requested by the Board. In the performance of his duties, the Consultant shall comply with the policies of and be subject to the reasonable direction of the Board.

         (c) The Consultant agrees to devote such time, energy and efforts to the business of the Company as is necessary to fulfill his obligations hereunder and in fulfillment of such obligations shall be available approximately twenty (20) hours per month; provided, however, that from time to time Consultant may be required to devote more than twenty (20) hours per month as necessary to adequately perform services on a specific project undertaken by

Consultant at the reasonable request of the Board. Although the Consultant shall not be required to reside in Los Angeles, he shall upon reasonable notice and subject to his reasonable availability make himself available in Los Angeles to render services hereunder, subject to the Company's agreement to pay the reasonable expenses associated with his traveling from any location within the United States to Los Angeles.

         (d) For so long as the Consultant is retained as a Consultant to the Company or is receiving compensation from the Company under Section 9(c), the Consultant shall not, directly or indirectly, as owner, partner, joint venturer, shareholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business principally engaged in the development, design, manufacture, sale, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with (as of the date of termination of his employment with the Company), current, proposed or anticipated products or services of the Company Group, in any geographic area where, prior to or at the time of the termination of his engagement, the business of the Company Group was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that the Consultant may own any securities of any corporation which is engaged in such business in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. (The Consultant may, for example, render services to a major motion picture studio, provided such services are not rendered in those segments of the business that are competitive with the Company Group.) Subject to the foregoing prohibition and provided such services or investments do not violate any applicable law, regulation or order, or interfere in any way with the faithful and diligent performance by the Consultant of the services to the Company otherwise required or contemplated by this Agreement or duly requested by the Board, the Company expressly acknowledges that the Consultant may:

                  (i) make and manage personal and business investments and provide services in connection with the same on the Consultant's own behalf or on behalf of any entity owned or controlled by the Consultant without consulting the Board or render any direct third-party services or secure any part-time employment or full-time third-party employment that is not competitive with the Company's business as described in Section 1(d);

                  (ii) serve in any capacity with any civic, educational, charitable or trade organization without the prior approval of the Board; and

                  (iii) serve as a member of the board of directors of other noncompetitive companies or businesses without the approval of the Board.

         (e) If during the Consulting Period the Consultant develops, obtains or comes into possession of any commercial ideas, properties or projects ("CONCEPTS") that are similar to or competitive with the products or services of the Company (e.g., a screenplay with merchandising potential shall not be considered "similar" or "competitive"), the Consultant agrees to grant such ideas, properties and projects to the Company for no consideration whatsoever. With respect to any Concepts that are not similar to or competitive with those of the Company, the Consultant shall give the Company a reasonably appropriate "first look" and opportunity to purchase or otherwise exploit such ideas, properties and projects.

2.       DEFINITIONS.

         For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "BOARD" shall mean the Board of Directors of the Company, not including the Consultant.

         "COMPANY GROUP" shall mean the Company and each Person with respect to which the Company directly or indirectly has Control.

         "CONSULTING PERIOD" shall mean that period of time following the Employment Term (as defined in the Employment Agreement) (and any renewals thereof) during which the Company agrees to retain the Consultant and continuing for a period of two (2) years, subject to earlier termination as provided herein.

         "CONTROL" shall mean, with respect to any Person, (i) the beneficial ownership of any of the outstanding voting securities of such Person, or (ii) the power, directly or indirectly, by proxy, voting trust or otherwise, to elect any of the outstanding directors, trustees or other managing persons of such Person.

         "EMPLOYMENT AGREEMENT" shall mean the concurrently executed Employment Agreement between Donald A. Kurz and the Company.

         "FOR CAUSE" shall mean, in the context of a basis for termination of the Consultant's engagement by the Company, that:

         (a) The Consultant materially breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from the Company (except for breaches of Sections 1(d), 10 or 11 of this Agreement, which cannot be cured and for which the Consultant shall have no opportunity to cure;

         (b) The Consultant is grossly negligent in the course of providing services to the Company or commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust against the Company;

         (c) The Consultant is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud or felony under federal or applicable state law; or

         (d) The Consultant commits any act or acts of personal conduct that, following due investigation and determination by the Board of probable cause, gives rise to a likelihood of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities with respect to subordinate employees.

         "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

         "OTHER THAN FOR CAUSE" shall mean, in the context of termination of Consultant's engagement by the Company, any termination by the Company other than pursuant to Sections 8(a), (b) or (c) hereof.

3.       COMPENSATION.

         As compensation for his services hereunder, the Company shall pay the Consultant a consulting fee (the "CONSULTING FEE") at an annual rate of $157,000 during the first year of the Consulting Period and $186,000 during the second year of the Consulting Period, both as adjusted upward to reflect changes from January 1, 2004 pursuant to the Consumer Price Index Adjustment as determined by using the methodology set forth in the Employment Agreement, for each year of the Consulting Period, such amount to be payable in equal monthly or more frequent installments in accordance with the general practice of the Company for salaried senior executives. After the first year, the Consulting Fee shall be adjusted upward annually in an amount equal to the Consumer Price Index Adjustment as determined by using the methodology set forth in the Employment Agreement.

4.       OTHER BENEFITS.

         (a) In addition to the compensation provided for in Section 3 hereof, during the Consulting Period and for twelve (12) months thereafter, the Consultant shall also be entitled to participate in any group health, dental, life, disability and retirement plan and/or receive benefits comparable to the benefits received by the Executive under the Employment Agreement immediately prior to the employment termination date or as such benefit plans may be modified by the Company. If for some reason the Consultant is not eligible to participate in the Company's group plans, the Company shall pay the COBRA premiums associated with the Consultant's obtaining comparable benefits.

         (b) During the Consulting Period and for twelve (12) months thereafter, the Company shall pay the Consultant such amounts on an after-tax basis as are required for the Consultant (i) to maintain and pay all premiums (up to a maximum of $8,823 per year) on the term life insurance that Donald A. Kurz had during the Employment Term, and (ii) to maintain and pay all premiums (up to a maximum of $6,500 per year) for disability insurance coverage on behalf of the Consultant (if available using the Company's best efforts) that is reasonably comparable to the coverage Donald
A. Kurz had during the Employment Term (i.e., 2/3 of the then-current base compensation).

5.       ELECTION TO DIRECTORSHIP.

         (a) From the date of commencement of this Agreement until the Termination Date, in connection with each annual meeting of shareholders of the Company at which the term of office of the Consultant as director will expire, the Board of Directors of the Company will include the Consultant as one of the nominees of the Board of the Directors. The "TERMINATION DATE" shall mean the date on which the Consultant's engagement as consultant is terminated pursuant to Section 8(a) (death of the Consultant), 8(b) (disability of the Consultant) or 8(c) (termination For Cause) of this Agreement; provided, however that if the Consultant's engagement as consultant is terminated for any other reason, the "TERMINATION DATE" shall mean the date on which one of the following events or circumstances first occurs: (i) the date on which the Consultant no longer owns of record 5% or more of the outstanding Common Stock of the Company; (ii) the date the Consultant violates Section 1(d) of this Agreement; (iii) the date the Consultant resigns as a director of the Company; (iv) the date the Consultant is removed by the shareholders of the Company as a director "for cause"; (v) the date the Consultant is convicted of or pleads guilty or nolo contendere with respect to theft, fraud or felony under applicable federal or state law; (vi) the date the Board of Directors reasonably determines that the Consultant could be removed as director by the shareholders "for cause" under applicable law; and
(vii) if in any calendar year the Consultant does not attend at least 75% of the regular Board of Directors meetings, other than as a result of temporary disability. In addition, the obligation of the Board of Directors to include the Consultant as a nominee of the Board of Directors shall be suspended during the time there is pending litigation between the Consultant and the Company or any subsidiary of the Company.

6.       REIMBURSEMENT OF EXPENSES.

         The Consultant shall be entitled to reimbursement as approved by the Company for all reasonable travel and out-of-pocket expenses paid or incurred in the performance of his duties hereunder; the Company shall pay for the same class of travel for the Consultant as that provided to the Company's then-current chief executive officer. All eligible expenses shall be reimbursed upon submission of written statements and bills in accordance with the then regular procedures of the Company.

7.       REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE CONSULTANT.

         The Consultant represents and warrants to the Company that the Consultant is not under and will not enter into any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the rights of the Company hereunder. The Consultant represents, warrants and covenants to the Company that he will use his best efforts in performing his duties hereunder.

8.       TERMINATION OF ENGAGEMENT.

         The Consultant's engagement pursuant to this Agreement shall terminate on the earliest to occur of the following:

         (a)      upon the death of the Consultant;

         (b) upon delivery to the Consultant of written notice of termination by the Company if the Consultant shall suffer a physical or mental disability which renders the Consultant unable to perform his duties and obligations under this Agreement for at least 120 days, whether or not consecutive, in any 12-month period;

         (c) upon delivery to the Consultant of written notice of termination by the Company For Cause; or

         (d) upon delivery to the Consultant of written notice of termination by the Company Other Than For Cause.

9.       SEVERANCE COMPENSATION.

         (a)      If the Consultant's engagement is terminated pursuant to
Section 8(a) (death) or Section 8(b) (disability), the Company shall pay to the Consultant or his estate his full Consulting Fee through the end of the month of the Consultant's death or disability, and the Consultant or his estate shall be entitled to a prorated share of any other compensation or benefits as provided under Sections 3 or 4 hereof for the calendar year during which his death or disability occurred. Notwithstanding the foregoing, if (i) the Consultant's engagement is terminated due to a disability; (ii) the Consultant is a named beneficiary on a disability policy paid for by the Company; and (iii) the Consultant is denied all or some disability benefits under such a disability policy, then the Company shall pay the Consultant such gross amounts as are equivalent to the disability benefits that were denied the Consultant. Provided, however, that in no event shall the Company be required to pay the Consultant more than the annual Consulting Fee that he would have earned under this Agreement during any particular year. Such amounts shall be paid through the end of the Consulting Period at the same time and in the same manner as if the Consultant's engagement had not terminated. Any disability benefits that the Consultant does receive shall be offset against any amounts paid to the Consultant pursuant to this Section. The Consultant agrees to cooperate fully with the Company and the disability insurance carrier with respect to any claim for disability benefits.

         (b)      If the Consultant's engagement is terminated pursuant to
Section 8(c) (by the Company For Cause), the Consultant's compensation and all benefits set forth in Section 8 of this Agreement shall cease as of the date of termination. In the event of termination of the Consultant's engagement pursuant to Section 8(c) (by the Company For Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due the Consultant the loss and damage, if any, which shall have been suffered by the Company as a result of the acts or omissions of the Consultant giving rise to termination under Section 8(c). The foregoing shall not be construed to limit any cause of action, claim or other rights which the Company may have against the Consultant in connection with such acts or omissions.

         (c)      If the Consultant's engagement is terminated pursuant to
Section 8(d) (by the Company Other Than For Cause) prior to the end of the Consulting Period, the Consultant shall be: (A) entitled to continue to receive compensation in accordance with Section 3 of this Agreement through the end of the Consulting Period and (B) entitled to continue to receive benefits in accordance with Section 4 of this Agreement through the end of the Consulting Period and for twelve (12) months thereafter, both payable at the same time and in the same manner as if the Consultant's engagement had not terminated. The Consultant shall have no duty to seek other employment or another engagement, and if the Consultant does so, any income therefrom shall not be credited against amounts due hereunder.

         (d) If the Consultant terminates his engagement in breach of this Agreement prior to the end of the Consulting Period, the Consultant shall as of the date of termination cease to be entitled to any compensation hereunder. In addition, the Company shall be entitled to seek any other available remedies pursuant to this Agreement or otherwise for such breach, and to offset against any amounts due the Consultant any damages suffered as a result of such breach.

         (e) The Consultant acknowledges that the Company has the right to terminate the Consultant's engagement Other Than For Cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between the Company and the Consultant. Accordingly, in the event of such termination, the Consultant shall be entitled only to the compensation and benefits specifically provided for in this Agreement in the event of such termination, and shall not have any other rights to any compensation or damages from the Company for breach of contract.

         (f) The Consultant acknowledges that in the event of termination of his engagement for any reason, he shall not be entitled to any severance or other compensation from the Company except as specifically provided in this
Section 9. Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company which provides for severance to its officers or employees, and the Consultant shall not be entitled to any benefits under any such plan or policy.

10.      COVENANT NOT TO SOLICIT.

         (a) During the Consulting Period and through the first anniversary of the end of the Consulting Period, the Consultant will not directly or indirectly, either alone or by action in concert with others: (i) induce any employee of any member of the Company Group to engage in any activity in which the Consultant is prohibited from engaging by Section 1(d) of this Agreement or to terminate his or her engagement with any member of the Company Group; or (ii) employ or offer employment or induce any Person to employ or offer employment to anyone who is or was within the 12 months prior to the date of the proscribed action employed by any member of the Company Group; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relationship of any member of the Company Group to discontinue or reduce its business with any member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and any member of the Company Group; or (iv) solicit or accept any business that is competitive with that of the Company Group from any of the customers with which the Company did business during the Consultant's engagement or employment with the Company. The Company's current chief executive officer shall have the authority to waive the provisions of Section 10(a)(ii) insofar as it relates to the personal assistant who was assigned to the Consultant.

         (b) The Consultant acknowledges that the Company Group conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in Section 1(d) and in this Section 10 are reasonable and properly required for the adequate protection of the business of the Company Group. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Consultant agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         (c) If any portion of the restrictions set forth in Section 1(d) or in this Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (d) The existence of any claim or cause of action by the Consultant against the Company shall not constitute a defense to the enforcement by the Company of the restrictive covenants set forth in Section 1(d) or in this
Section 10, but such claim or cause of action shall be litigated separately.

11.      CONFIDENTIALITY.

         The Consultant will not at any time (whether during or after the Consulting Period) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, any trade secrets, information or data of a proprietary or sensitive nature, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company Group generally. The Consultant agrees that upon termination of his engagement with the Company for any reason, he will return to the Company all such confidential memoranda, books, papers, plans, information, letters and other data of a proprietary or sensitive nature, and all copies thereof or therefrom, in any way relating to the business of the Company, unless, in the reasonable discretion of the Board, any such materials are needed or appropriate to be retained by the Consultant as a director of the Company, if applicable. The Consultant further agrees that he will not retain or use at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of the Company.

12.      COPYRIGHT AND TRADEMARKS.

         (a) As to all concepts that are similar to or competitive with the products or services of the Company as referenced in Section 1(e) of this Agreement, all right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Consultant at any time during the term of this Agreement and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, design and improvements, patentable or not, made or conceived by the Consultant at any time during the term of this Agreement, shall be and remain the sole property of the Company without payment of any further consideration to the Consultant or any other person, and each such work shall, for purposes of United States copyright law, be deemed created by the Consultant pursuant to his duties under this Agreement and within the scope of his engagement and shall be deemed a work made for hire; and the Consultant agrees to assign, at the Company's expense, and the Consultant does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this Section 12, such "WORKS" shall include all such materials created during the term of this Agreement, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of a copyright under United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party. Notwithstanding the foregoing, Consultant is hereby notified and acknowledges that this Section 12(a) does not apply (i) to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code and/or (ii) to any work(s) which were developed entirely on Consultant's own time without using the Company's equipment, supplies, facilities, or trade secrets, except as to any of these which are related to the Company's business or actual or demonstrably anticipated research or development of the Company.

         (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Consultant shall execute, acknowledge and deliver all applications, assignments or other instrument; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyright, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Consultant for all reasonable out-of-pocket costs incurred by the Consultant in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this Section
12. All registration and filing fees and similar expenses shall be paid by the Company.

13.      SPECIFIC PERFORMANCE.

         The Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 1(d), 10 and 11 would be inadequate and, in recognition of this fact, the Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, preliminary or permanent injunction or any other equitable remedy which may then be available. In addition, the Consultant recognizes that the services to be rendered by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated in damages. Consequently, in the event of a breach of this Agreement by the Consultant, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The Consultant agrees that the Company also may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of the Consultant to perform his agreements, representations and warranties contained in this Agreement. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

14.      RESOLUTION OF DISPUTES.

         (a) Except as provided in subsection (c) below, any controversy or claim between or among the parties, relating to the Consultant's engagement by the Company, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9 of the United States Code), notwithstanding any choice of law provision in this Agreement, and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall be entitled to order specific performance of the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction.

         (b) All decisions of the arbitrator shall be final, conclusive and binding on all parties and shall not be subject to judicial review. As permitted by law, all costs of the arbitration shall be borne by the party which is not the Prevailing Party (as defined in Section 15(h) of this Agreement). If required, each party shall advance 50% of any costs of the arbitration required to be advanced, subject to the right of the non-Prevailing Party to reimbursement.

         (c) Subsection (a) above does not prohibit a party from seeking and obtaining injunctive relief from a court of competent jurisdiction pending the outcome of arbitration. A

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

party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes.

15.      MISCELLANEOUS.

         (a) Notices. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

                  (i)      If to the Company, to:

                           Equity Marketing, Inc.
                           6330 San Vicente Blvd.
                           Los Angeles, California 90048
                           Attn: General Counsel

                  (ii)     If to the Consultant, to:

                           Donald A. Kurz
                           xxxxxxxxxxxxxxxxxx
                           xxxxxxxxxxxxxxxxxx

                           With a copy to:

                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, California 90067
                           Attn: Milton B. Hyman, Esq.

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) Entire Agreement. This Agreement and the concurrently executed Employment Agreement (collectively, the "AGREEMENTS") contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of the Agreements, and any and all prior discussions, negotiations, commitments and understandings, whether oral, written or implied, related to the subject matter of the Agreements, including but not limited to that certain Employment Agreement and that certain Consulting Agreement dated as of October 1, 1993, that certain Employment Agreement and that certain Consulting Agreement dated as of January 1, 1997 and that certain Employment Agreement and that certain Consulting Agreement dated as of January 1, 1999, are hereby extinguished and superseded. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

         (c) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         (d) Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

         (e) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (g) Business Day. If the last day permissible for delivery of any notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

         (h) Attorneys' Fees. If any action, proceeding or arbitration is brought to enforce or interpret any provision of this Agreement, the Prevailing Party shall be entitled to recover as an element of its costs, and not its damages, its attorneys' fees, costs and expenses. The "PREVAILING PARTY" is the party who would have been entitled to recover its costs under the California Code of Civil Procedure had the action been maintained in the Superior Court of California regardless of whether there is final judgment. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

         (i) Advice from Independent Counsel. The parties hereto understand that this Agreement is legally binding and may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement.

         (j) Interpretation. Should any provision of this Agreement require interpretation, it is agreed that any court or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

         (k) Survival. The termination of the Consultant's engagement hereunder shall not affect the enforceability of Sections 1(d), 10, 11 and 12.

         (l) Waiver of Jury Trial. IF NOTWITHSTANDING THE AGREEMENT THAT ALL DISPUTES BE SUBMITTED TO BINDING ARBITRATION, A DISPUTE IS SUBMITTED TO A COURT, EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                     Company:

                                     EQUITY MARKETING, INC.

                                      By: /s/ Teresa L. Tormey
                                          --------------------------------------
                                          Teresa L. Tormey
                                          Senior Vice President, General Counsel
                                            and Secretary

                                     Consultant:

                                          /s/ Donald A. Kurz
                                          --------------------------------------
                                          DONALD A. KURZ

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